UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2007

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

7701 E. Gray Rd., Suite 4 Scottsdale AZ 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 993-2300

7650 E. Evans Rd., Suite C Scottsdale Arizona 85260
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting of the Registrant’s Board of Directors on May 3, 2007 a management reorganization was approved that resulted in the appointment of Perry Logan as the Registrant’s interim President and Chief Executive Officer. Mr. Logan was previously appointed to the Board of Directors in January 2007. Mr. Logan resides in Las Vegas, Nevada and is one of the original investors in the Registrant and is presently one of the Registrant's largest individual investors. Mr. Logan has over 50 years of hands on business experience centered predominantly in the automotive industry as an owner of several major automobile dealerships in the greater Phoenix area, as well as interests in automobile dealerships in other regions. Mr. Logan is also an active investor in several start-up high technology ventures, and he brings a wealth of business experience to compliment the Registrant’s pending marketing launch of its FORTIS™ product expected in 2007.

Mr. Logan replaces, Ronald O. Abernathy, who stepped down as the Registrant’s President to accept an appointment as the Registrant’s Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

Date: May 4, 2007	By:
Gregg C. Johnson
Title: Secretary